New York Mortgage Trust Reports
Fourth Quarter and Full Year 2016 Results

NEW YORK, NY - February 21, 2017 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and twelve months ended December 31, 2016.

Summary of Fourth Quarter 2016:

•	Net income attributable to common stockholders of $9.7 million, or $0.09 per share.

•	Net interest income of $14.8 million and net interest margin of 263 basis points.

•	Book value per common share of $6.13 at December 31, 2016, delivering an economic return of 0.47% for the quarter ended and 8.41% for the year ended December 31, 2016.

•	Declared fourth quarter dividend of $0.24 per common share that was paid on January 26, 2017.

•
Repaid $55.9 million of outstanding notes from a November 2013 collateralized recourse financing, which was collateralized by multi-family CMBS issued from three separate Freddie Mac-sponsored multi-family K-Series securitizations (the "2013 Multi-Family Collateralized Recourse Financing"). In connection with the repayment of the notes, approximately $181.9 million of multi-family CMBS collateral value was transferred back to the Company.

•	Issued and sold 1,905,206 shares of common stock at an average sales price of $6.87 per share under our at-the-market offering program, resulting in total net proceeds to the Company of $12.8 million.

Highlights of Full Year 2016:

•
Net income attributable to common stockholders in 2016 of $54.7 million, or $0.50 per share for the year ended December 31, 2016 as compared to $67.0 million, or $0.62 per share, for the year ended December 31, 2015.

•
Internalized the management of the Company's multi-family investments in May 2016 by acquiring the outstanding common equity interests in its multi-family investment manager, RiverBanc LLC ("RiverBanc"), and certain other RiverBanc-managed entities, that were not previously owned by the Company. In connection with the internalization event, Kevin Donlon, the founder and Chief Executive Officer of RiverBanc, was named President of the Company.

•	Repaid the outstanding notes from the Company's 2013 distressed residential mortgage loans securitizations, which had an outstanding principal balance of $31.9 million at the time of repayment.

•	Repaid the 2013 Multi-Family Collateralized Recourse Financing, which resulted in $181.9 million of collateral being transferred back to the Company.

•
Closed on a securitization transaction that involved the issuance and sale of $177.5 million of Class A Notes representing beneficial ownership in a pool of performing and re-performing seasoned mortgage loans. The Company holds 5% of the Class A Notes issued, which resulted in gross proceeds to the Company of approximately $167.7 million.

•	Repaid the Company's outstanding FHLBI advances, which was funded primarily through repurchase agreement financing.

•	Funded $44.3 million of preferred equity investments in owners of multi-family properties and purchased $82.1 million of multi-family CMBS securities.

•
Sold residential mortgage loans, including distressed residential mortgage loans, with a carrying value of approximately $74.9 million for aggregate proceeds of approximately $91.6 million, which resulted in a net realized gain, before income taxes, of approximately $16.7 million.

•	Acquired residential mortgage loans, including distressed residential mortgage loans and second mortgages, for an aggregate purchase cost of approximately $82.2 million.

•	Purchased approximately $188.3 million of Non-Agency RMBS backed by re-performing and non-performing loans during the year.

•
Issued and sold 1,905,206 shares of common stock at an average sales price of $6.87 per share under the Company's at-the-market offering program, resulting in total net proceeds to the Company of $12.8 million.

•	Declared aggregate 2016 dividends of $0.96 per common share.

Subsequent Developments:

On January 23, 2017, the Company completed the issuance of $138.0 million aggregate principal amount of its 6.25% Senior Convertible Notes due 2022 (the "Convertible Notes") in an underwritten public offering. The net proceeds to the Company from the sale of the Convertible Notes, after deducting the underwriter's discounts and commissions and estimated offering expenses, is approximately $127.3 million. The Convertible Notes were sold at a price equal to 96% of the principal amount and have an all in yield of approximately 8.14%.

Management Overview

Steven Mumma, NYMT's Chairman and Chief Executive Officer, commented: "Despite significant volatility in the financial and bond markets during the fourth quarter and full year 2016, the Company delivered an economic return on book value of 8.41% for the full year and 0.47% for the fourth quarter. In our view, economic return on book value is one of the most important indicators of an enterprise’s long term viability. As a steward of our stockholders’ capital, we strive to construct and manage a portfolio of assets that balances the generation of earnings and dividends with the preservation of book value of the Company across a wide range of interest rate and credit environments. Given, the particularly volatile interest rate environment in 2016, where we saw an all-time low in the 10 Year Treasury yield of 1.36% in July and a high of 2.60% on December 15th, I am pleased with the Company’s overall performance in 2016.
We made a strategic decision several years ago to increasingly allocate investment capital to residential and multi-family credit investments. We accelerated this portfolio transition towards credit investments and away from the leveraged interest rate trade in 2016, as evidenced, in part, by the internalization of our multi-family investment manager, RiverBanc. We believe that these strategic decisions have resulted in a portfolio that is constructed to deliver long-term stable returns in the future over changing economic conditions, just as it did in 2016. Moreover, our acquisition of RiverBanc has added a very capable corporate executive, Kevin Donlon, to our executive team and positions our Company as one of the leaders in direct lending in multi-family mezzanine financings.
During 2016, we decreased our residential agency capital allocation by 26%, redeploying the capital in either distressed residential or multi-family assets. The increased credit concentration in our portfolio helped to mitigate the impact of the rate sell off in the bond market during the fourth quarter, as credit spreads tightened during this time, thereby partially offsetting the negative impact from our Agency portfolio. We enter 2017 optimistic but cautious as we await the impact of the new administration’s policies on the economy, interest rates and the overall regulatory environment. We will continue to focus on both residential and multi-family credit opportunities going forward in 2017.
In January 2017, the Company issued $138 million aggregate principal amount of a five-year convertible debt instrument that resulted in net proceeds to the Company of approximately $127 million. The debt, which is unsecured and was sold at a discount to the principal amount, has a total cost to the Company of approximately 8.14%. This unsecured debt will be used to finance the origination of certain higher yielding investments, such as preferred equity, the legal terms for which tend to limit our ability to use those assets as collateral for secured financings. We believe this convertible debt instrument will reduce our overall cost of capital during its term."

Capital Allocation

The following tables set forth our allocated capital by investment type at December 31, 2016 and the related interest income, interest expense, weighted average yield, average cost of funds and portfolio net interest margin for the three months ended December 31, 2016 (dollar amounts in thousands):

Capital Allocation at December 31, 2016:
	Agency RMBS	Agency IOs	Multi-Family (1)	Distressed Residential (2)	Residential Securitized Loans	Other (3)	Total
Carrying Value	$441,472	$87,778	$628,522	$671,272	$95,144	$32,215	$1,956,403
Liabilities				—		$—
Callable	(391,707)	(60,862)	(206,824)	(306,168)	—	—	(965,561)
Non-Callable	—	—	(28,332)	(130,535)	(91,663)	(45,000)	(295,530)
Hedges (Net) (4)	2,500	5,417	—	—	—	—	7,917
Cash (5)	4,415	39,673	3,687	9,898	—	75,725	133,398
Goodwill	—	—	—	—	—	25,222	25,222
Other	3,166	4,874	(2,652)	$13,436	890	(30,401)	(10,687)
Net Capital Allocated	$59,846	$76,880	$394,401	$257,903	$4,371	$57,761	$851,162
% of Capital Allocated	7.0%	9.0%	46.4%	30.3%	0.5%	6.8%	100.0%

Net Interest Spread - Three Months Ended December 31, 2016:
Interest Income	$1,570	$122	$11,673	$9,228	$736	$291	$23,620
Interest Expense	(1,277)	(266)	(2,005)	(4,115)	(309)	(834)	(8,806)
Net Interest Income	$293	$(144)	$9,668	$5,113	$427	$(543)	$14,814

Average Interest Earning Assets (6)	$462,229	$100,573	$377,751	$673,639	$102,280	$19,481	$1,735,953
Weighted Average Yield on Interest Earning Assets (7)	1.36%	0.49%	12.36%	5.48%	2.88%	5.98%	5.44%
Less: Average Cost of Funds (8)	(1.22)%	(1.70)%	(5.54)%	(3.64)%	(1.26)%	—%	(2.81)%
Portfolio Net Interest Margin (9)	0.14%	(1.21)%	6.82%	1.84%	1.62%	5.98%	2.63%

(1)
The Company through its ownership of certain securities has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s consolidated financial statements.  Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and interest income from multi-family investments is included below in “Additional Information.”

(2)	Includes $503.1 million of distressed residential mortgage loans and $162.1 million of Non-Agency RMBS backed by re-performing and non-performing loans.

(3)
Other includes investments in unconsolidated entities amounting to $9.7 million and mortgage loans held for sale and mortgage loans held for investment totaling $21.3 million. Mortgage loans held for sale and mortgage loans held for investment are included in the Company’s accompanying consolidated balance sheet in receivables and other assets. Other non-callable liabilities consist of $45.0 million in subordinated debentures.

(4)	Includes derivative assets, derivative liabilities, payable for securities purchased and restricted cash posted as margin.

(5)
Includes $35.6 million held in overnight deposits in our Agency IO portfolio to be used for trading purposes. These deposits are included in the Company’s accompanying consolidated balance sheet in receivables and other assets.

(6)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.

(7)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(8)
Our Average Cost of Funds was calculated by dividing our annualized interest expense for the quarter by our average interest bearing liabilities, excluding subordinated debentures, for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(9)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures.

Prepayment History

The following table sets forth the actual constant prepayment rates (“CPR”) for selected asset classes, by quarter, for the quarterly periods indicated. The change in prepayment rates from the first quarter of 2016 through the fourth quarter of 2016 primarily negatively impacted the net interest income from our Agency IOs, Agency ARMs and Agency fixed-rate RMBS investments.

Quarter Ended	Agency ARMs	Agency Fixed-Rate RMBS	Agency IOs	Non-Agency RMBS	Residential Securitizations	Total Weighted Average
December 31, 2016	21.7%	12.3%	19.4%	14.8%	11.1%	16.9%
September 30, 2016	20.7%	10.0%	18.2%	21.0%	15.9%	16.1%
June 30, 2016	17.6%	10.2%	15.6%	14.4%	17.8%	14.6%
March 31, 2016	13.5%	7.9%	14.7%	12.9%	14.8%	12.7%
December 31, 2015	16.9%	8.5%	14.6%	15.3%	31.2%	14.7%
September 30, 2015	18.6%	10.5%	18.0%	12.5%	8.9%	15.1%
June 30, 2015	9.2%	10.6%	16.3%	12.5%	11.1%	13.3%
March 31, 2015	9.1%	6.5%	14.7%	15.5%	13.7%	11.5%

Fourth Quarter Earnings Summary

For the quarter ended December 31, 2016, we reported net income attributable to common stockholders of $9.7 million, a decrease of $10.4 million from the third quarter of 2016 that is primarily due to lower other income in the fourth quarter as a result of reduced sales activity in our distressed residential loan portfolio and a decrease in income earned from our investments in unconsolidated entities due to a $3.3 million gain in the third quarter which resulted from the successful sale of a distressed property. The distressed property had been held in one of our joint ventures and rehabilitated after being transferred from one of our former Freddie K-Series investments.

The portfolio generated net interest income of $14.8 million and portfolio net interest margin of 263 basis points, a decrease of $0.7 million and 19 basis points, respectively, from the third quarter of 2016. The decrease in net interest income was primarily driven by:

•	A decrease in net interest income of $0.6 million from our Agency IO portfolio in the fourth quarter due to an increase in prepayment rates.

•
A decrease in net interest income of $1.0 million from our Agency ARMs and Agency fixed-rate RMBS portfolio due to a decrease in average interest earning assets in this portfolio, increase in prepayment rates and increase in financing costs in the fourth quarter.

•
A decrease in net interest income of approximately $0.3 million in the fourth quarter is due to a decrease in net interest income on our distressed residential mortgage loans of approximately $0.4 million offset by an increase in net interest income on our Non-Agency RMBS portfolio of approximately $0.1 million. Net interest income on our distressed residential mortgage loans decreased due to an increase in financing costs in the fourth quarter. Net interest income on our Non-Agency RMBS portfolio increased due to purchases during the fourth quarter.

•
An increase in net interest income of $1.1 million from our multi-family portfolio due to an increase in average interest earning multi-family assets during the fourth quarter. The increase in average interest earning multi-family assets can be attributed to new multi-family preferred equity and CMBS investments made during the fourth quarter. In addition, average cost of funds decreased during the fourth quarter.

For the quarter ended December 31, 2016, we recognized other income of $5.7 million, primarily from the following:

•	Unrealized gains amounting to $0.7 million recognized on our multi-family loans and debt held in securitization trusts.

•	Realized losses of $9.0 million and unrealized gains of $8.7 million on our investment securities and related hedges, primarily related to our Agency IO portfolio.

•	Net realized gains of $2.9 million recognized on our distressed residential mortgage loans primarily resulting from the sale of pools of distressed residential mortgage loans.

•	Other income of $2.2 million, which primarily included income from our investments in unconsolidated entities during the period.

The following table details the general, administrative and other expenses incurred during the third and fourth quarters of 2016:

	Three Months Ended
General, Administrative and Other Expenses	December 31, 2016	September 30, 2016
Salaries, benefits and directors’ compensation	$2,030	$2,705
Base management and incentive fees	1,303	1,453
Expenses on distressed residential mortgage loans	2,382	2,398
Other general and administrative expenses	1,505	2,149
Total	$7,220	$8,705

Total general, administrative and other expenses for the fourth quarter of 2016 were approximately $7.2 million, down from $8.7 million for the third quarter of 2016. Salaries and benefits decreased during the fourth quarter due to a final adjustment to bonus compensation for the year. Other general and administrative expenses decreased during the fourth quarter due to a reduction in professional fees incurred during the quarter.

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter and year ended December 31, 2016 (amounts in thousands, except per share):

	Quarter Ended December 31, 2016			Year Ended December 31, 2016
	Amount	Shares	Per Share(1)	Amount	Shares	Per Share(1)
Beginning Balance	$694,990	109,569	$6.34	$715,526	109,402	$6.54
Common stock issuance, net	13,112	1,905		14,010	2,072
Balance after share issuance activity	708,102	111,474	6.35	729,536	111,474	6.54
Dividends declared	(26,754)		(0.24)	(105,605)		(0.95)
Net change AOCI: (2)
Hedges	404		—	(202)		—
RMBS (3)	(8,395)		(0.07)	4,472		0.05
CMBS	46		—	223		—
Net income attributable to Company's common stockholders	9,672		0.09	54,651		0.49
Ending Balance	$683,075	111,474	$6.13	$683,075	111,474	$6.13

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of December 31, 2016 of 111,474,521.

(2)	Accumulated other comprehensive income (“AOCI”).

(3)	The decrease in fair value related to our RMBS investments can be attributed to the rate sell off in the bond market during the fourth quarter.

Conference Call

On Wednesday, February 22, 2017 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and twelve months ended December 31, 2016. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, March 1, 2017 and can be accessed by dialing (855) 859-2056 and entering passcode 74977476. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Full year 2016 financial and operating data can be viewed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is expected to be filed with the Securities and Exchange Commission on or about February 28, 2017. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT which invests in mortgage-related and residential housing-related assets and targets residential mortgage loans, including second mortgages and loans sourced from distressed markets, multi-family CMBS, direct financing to owners of multi-family properties through mezzanine loans and preferred equity investments, other residential real estate-related investments and Non-Agency RMBS. The Midway Group, L.P. and Headlands Asset Management, LLC provide investment management services to the Company with respect to certain of its asset classes. Prior to the Company's acquisition of RiverBanc on May 16, 2016, RiverBanc provided investment management services to the Company with respect to its multi-family investments and certain commercial real estate-related investments. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation ("GSE"), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Non-Agency RMBS" refers to RMBS backed by prime jumbo mortgage loans including re-performing and non-performing loans; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; "Agency fixed-rate RMBS" refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” refers to pools of performing, re-performing and to a lesser extent non-performing, fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and "Consolidated K-Series” refers to five separate Freddie Mac-sponsored multi-family loan K-Series securitizations.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our consolidated financial statements as of December 31, 2016 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$6,939,844
Multi-family CDOs, at fair value	(6,624,896)
Net carrying value	314,948
Investment securities available for sale, at fair value	126,442
Total CMBS, at fair value	441,390
Mezzanine loan, preferred equity investments and investments in unconsolidated entities	169,678
Real estate under development	17,454
Financing arrangements	(206,824)
Securitized debt	(28,332)
Cash and other	1,035
Net Capital in Multi-Family	$394,401

A reconciliation of our interest income in multi-family investments to our consolidated financial statements for the three months ended December 31, 2016 is set forth below (dollar amounts in thousands):

Three Months Ended December 31, 2016
Interest income, multi-family loans held in securitization trusts	$61,767
Interest income, investment securities, available for sale (1)	1,575
Interest income, mezzanine loan and preferred equity investments (1)	3,102
Interest expense, multi-family collateralized obligation	54,771
Interest income, Multi-Family, net	11,673
Interest expense, investment securities, available for sale	1,038
Interest expense, securitized debt	967
Net interest income, Multi-Family	$9,668

(1)	Included in the Company’s accompanying consolidated statements of operations in interest income, investment securities and other.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; changes in the Company's relationships with its external managers; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario
Chief Financial Officer
Phone: (646) 216-2363
Email: knario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value (including $43,897 and $40,734 held in securitization trusts as of December 31, 2016 and December 31, 2015, respectively, and pledged securities of $690,592 and $639,683, as of December 31, 2016 and December 31, 2015, respectively)	$818,976	$765,454
Residential mortgage loans held in securitization trusts, net	95,144	119,921
Distressed residential mortgage loans, net (including $195,347 and $114,214 held in securitization trusts as of December 31, 2016 and December 31, 2015, respectively)	503,094	558,989
Multi-family loans held in securitization trusts, at fair value	6,939,844	7,105,336
Derivative assets	150,296	228,775
Cash and cash equivalents	83,554	61,959
Investment in unconsolidated entities	79,259	87,662
Mezzanine loan and preferred equity investments	100,150	44,151
Goodwill	25,222	—
Receivables and other assets	156,092	83,995
Total Assets (1)	$8,951,631	$9,056,242
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$773,142	$577,413
Financing arrangements, residential mortgage loans	192,419	212,155
Residential collateralized debt obligations	91,663	116,710
Multi-family collateralized debt obligations, at fair value	6,624,896	6,818,901
Securitized debt	158,867	116,541
Derivative liabilities	498	1,500
Payable for securities purchased	148,015	227,969
Accrued expenses and other liabilities	65,969	59,527
Subordinated debentures	45,000	45,000
Total liabilities (1)	$8,100,469	$8,175,716
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	$72,397	$72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding	86,862	86,862
Common stock, $0.01 par value, 400,000,000 shares authorized, 111,474,521 and 109,401,721 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	1,115	1,094
Additional paid-in capital	748,599	734,610
Accumulated other comprehensive income (loss)	1,639	(2,854)
Accumulated deficit	(62,537)	(11,583)
Company's stockholders' equity	848,075	880,526
Non-controlling interest	3,087	—
Total equity	851,162	880,526
Total Liabilities and Stockholders' Equity	$8,951,631	$9,056,242

(1)
Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of December 31, 2016 and December 31, 2015, assets of consolidated VIEs totaled $7,330,872 and $7,412,093, respectively, and the liabilities of consolidated VIEs totaled $6,902,536 and $7,077,175, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
INTEREST INCOME:
Investment securities and other	$8,081	$8,058	$33,696	$36,390
Multi-family loans held in securitization trusts	61,767	64,702	249,191	257,417
Residential mortgage loans held in securitization trusts	1,066	778	3,770	3,728
Distressed residential mortgage loans	7,475	7,328	32,649	39,303
Total interest income	78,389	80,866	319,306	336,838

INTEREST EXPENSE:
Investment securities and other	5,356	3,400	17,764	13,737
Multi-family collateralized debt obligations	54,771	58,496	222,553	232,971
Residential collateralized debt obligations	308	257	1,246	936
Securitized debt	2,608	2,243	11,044	11,126
Subordinated debentures	532	479	2,061	1,881
Total interest expense	63,575	64,875	254,668	260,651

NET INTEREST INCOME	14,814	15,991	64,638	76,187

OTHER INCOME (LOSS):
Recovery (provision) for loan losses	177	302	838	(1,363)
Impairment loss on investment securities	—	—
Realized loss on investment securities and related hedges, net	(8,978)	(1,555)	(3,645)	(4,617)
Gain on de-consolidation of multi-family loans held in securitization trust and multi-family collateralized debt obligations	—	—	—	1,483
Realized gain (loss) on distressed residential mortgage loans	2,875	(263)	14,865	31,251
Unrealized gain (loss) on investment securities and related hedges, net	8,664	1,002	7,070	(2,641)
Unrealized gain (loss) on multi-family loans and debt held in securitization trusts, net	692	(4,508)	3,032	12,368
Other income	2,245	2,967	19,078	9,360
Total other income	5,675	(2,055)	41,238	45,841

Base management and incentive fees	1,303	4,502	9,261	19,188
Expenses related to distressed residential mortgage loans	2,382	2,537	10,714	10,364
Other general and administrative expenses	3,535	2,626	15,246	9,928
Total general, administrative and other expenses	7,220	9,665	35,221	39,480

INCOME FROM OPERATIONS BEFORE INCOME TAXES	13,269	4,271	70,655	82,548
Income tax expense	375	64	3,095	4,535
NET INCOME	12,894	4,207	67,560	78,013
Net loss (income) attributable to non-controlling interest	3	—	(9)	—
NET INCOME ATTRIBUTABLE TO COMPANY	12,897	4,207	67,551	78,013
Preferred stock dividends	(3,225)	(3,225)	(12,900)	(10,990)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$9,672	$982	$54,651	$67,023

Basic income per common share	$0.09	$0.01	$0.50	$0.62
Diluted income per common share	$0.09	$0.01	$0.50	$0.62
Weighted average shares outstanding-basic	109,911	109,402	109,594	108,399
Weighted average shares outstanding-diluted	109,911	109,402	109,594	108,399

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Net interest income	$14,814	$15,518	$16,664	$17,642	$15,991
Total other income (loss)	5,675	16,632	10,071	8,860	(2,055)
Total general, administrative and other expenses	7,220	8,705	9,936	9,360	9,665
Income from operations before income taxes	13,269	23,445	16,799	17,142	4,271
Income tax expense	375	163	2,366	191	64
Net income	12,894	23,282	14,433	16,951	4,207
Net loss (income) attributable to non-controlling interest	3	(14)	2	—	—
Net income attributable to Company	12,897	23,268	14,435	16,951	4,207
Preferred stock dividends	(3,225)	(3,225)	(3,225)	(3,225)	(3,225)
Net income attributable to Company's common stockholders	9,672	20,043	11,210	13,726	982
Basic income per common share	$0.09	$0.18	$0.10	$0.13	$0.01
Diluted income per common share	$0.09	$0.18	$0.10	$0.13	$0.01
Weighted average shares outstanding - basic	109,911	109,569	109,489	109,402	109,402
Weighted average shares outstanding - diluted	109,911	109,569	109,489	109,402	109,402

Book value per common share	$6.13	$6.34	$6.38	$6.49	$6.54
Dividends declared per common share	$0.24	$0.24	$0.24	$0.24	$0.24
Dividends declared per preferred share on Series B Preferred Stock	$0.484375	$0.484375	$0.484375	$0.484375	$0.484375
Dividends declared per preferred share on Series C Preferred Stock	$0.4921875	$0.4921875	$0.4921875	$0.4921875	$0.4921875

Capital Allocation Summary

The following tables set forth our allocated capital by investment type and the related weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Agency IOs	Multi-Family	Distressed Residential	Residential Securitized Loans	Other	Total
At December 31, 2016
Carrying value	$441,472	$87,778	$628,522	$671,272	$95,144	$32,215	$1,956,403
Net capital allocated	$59,846	$76,880	$394,401	$257,903	$4,371	$57,761	$851,162
Three Months Ended December 31, 2016
Average interest earning assets	$462,229	$100,573	$377,751	$673,639	$102,280	$19,481	$1,735,953
Weighted average yield on interest earning assets	1.36%	0.49%	12.36%	5.48%	2.88%	5.98%	5.44%
Less: Average cost of funds	(1.22)%	(1.70)%	(5.54)%	(3.64)%	(1.26)%	—%	(2.81)%
Portfolio net interest margin	0.14%	(1.21)%	6.82%	1.84%	1.62%	5.98%	2.63%

At September 30, 2016
Carrying value	$479,359	$86,343	$561,207	$679,873	$99,426	$27,415	$1,933,623
Net capital allocated	$59,482	$87,845	$413,943	$258,659	$4,192	$38,959	$863,080
Three Months Ended September 30, 2016
Average interest earning assets	$491,843	$118,945	$341,637	$686,122	$108,641	$14,184	$1,761,372
Weighted average yield on interest earning assets	1.55%	4.11%	12.55%	5.48%	2.62%	5.95%	5.49%
Less: Average cost of funds	(0.58)%	(3.98)%	(6.55)%	(3.45)%	(1.24)%	—	(2.67)%
Portfolio net interest margin	0.97%	0.13%	6.00%	2.03%	1.38%	5.95%	2.82%

At June 30, 2016
Carrying value	$507,294	$114,007	$519,341	$655,968	$106,173	$24,015	$1,926,798
Net capital allocated	$69,961	$92,471	$431,084	$256,619	$4,320	$12,588	$867,043
Three Months Ended June 30, 2016
Average interest earning assets	$522,651	$132,453	$315,531	$595,455	$116,258	$9,196	$1,691,544
Weighted average yield on interest earning assets	1.62%	8.18%	12.35%	6.11%	2.58%	5.39%	5.80%
Less: Average cost of funds	(0.71)%	(2.51)%	(6.73)%	(3.90)%	(1.13)%	—	(2.59)%
Portfolio net interest margin	0.91%	5.67%	5.62%	2.21%	1.45%	5.39%	3.21%

At March 31, 2016
Carrying value	$531,572	$188,251	$473,745	$555,233	$113,186	$18,899	$1,880,886
Net capital allocated	$78,387	$101,895	$383,733	$350,150	$4,295	$(43,452)	$875,008
Three Months Ended March 31, 2016
Average interest earning assets	$573,605	$137,546	$286,051	$563,001	$121,152	$5,420	$1,686,775
Weighted average yield on interest earning assets	1.71%	10.58%	12.09%	6.30%	2.46%	5.83%	5.79%
Less: Average cost of funds	(0.95)%	(2.48)%	(7.29)%	(4.18)%	(1.05)%	—	(2.46)%
Portfolio net interest margin	0.76%	8.10%	4.80%	2.12%	1.41%	5.83%	3.33%

At December 31, 2015
Carrying value	$547,745	$175,408	$450,228	$562,303	$119,921	$15,184	$1,870,789
Net capital allocated	$76,277	$108,333	$364,697	$328,037	$4,398	$(1,216)	$880,526
Three Months Ended December 31, 2015
Average interest earning assets	$593,905	$135,430	$281,334	$545,504	$133,721	$2,788	$1,692,682
Weighted average yield on interest earning assets	1.67%	9.40%	12.19%	5.41%	2.17%	4.02%	5.29%
Less: Average cost of funds	(0.90)%	(1.30)%	(7.12)%	(4.22)%	(0.80)%	—	(2.25)%
Portfolio net interest margin	0.77%	8.10%	5.07%	1.19%	1.37%	4.02%	3.04%